                                                                     Exhibit 4.4

                               AMENDMENT NO. 2 TO

                          REGISTRATION RIGHTS AGREEMENT

                                February 28, 2000



To each of the Purchasers named in
Schedule I to the Series C Convertible
Preferred Stock Purchase Agreement
dated February 28, 2000 (the "Purchasers")


Ladies and Gentlemen:

     On June 4, 1998, Cidera, Inc. (formerly SkyCache, Inc.), a Delaware corporation (the "Company"), Douglas E. Humphrey, Lisa Losito, each of the several purchasers listed on Schedule I to that certain Series A Convertible Preferred Stock Purchase Agreement of even date therewith, Anchor Financial Group LLC, and the holders of the Warrants to Purchase shares of the Common Stock, $.01 par value, of the Company issued pursuant to that certain Bridge Financing Agreement dated February 16, 1998, entered into a Registration Rights Agreement (as amended, the "Agreement") of even date therewith. On June 9, 1999, the parties to the Agreement entered into Amendment No. 1 to the Agreement along with the several purchasers listed on Schedule I to that certain Series B Convertible Preferred Stock Purchase Agreement of even date with such Amendment No. 1.

     The parties to the Agreement now wish to further amend the Agreement to extend the rights and benefits thereof to holders of Series C Convertible Preferred Stock, $.01 par value, of the Company (the "Series C Preferred Stock") issued pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series C Stock Purchase Agreement") by and among the Company and the Purchasers and to make certain other changes as hereinafter set forth.

     Section 13(d) of the Agreement provides for such Agreement to be amended both with the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Restricted Stock (as defined therein).

     In consideration of and pursuant to the foregoing, the Company covenants and agrees with each of you that the Agreement is hereby amended as follows:

     1. All of the shares of Series C Preferred Stock purchased pursuant to the Series C Stock Purchase Agreement shall be "Preferred Shares" for all purposes and to the same extent as if they were originally included as "Preferred Shares" under the Agreement, all references in the Agreement to the "Preferred Stock" and the "Purchase Agreement" shall include all of the shares of such Series C Preferred Stock and the Series C Stock Purchase Agreement, respectively and all references in the Agreement to "Purchasers" shall include each Purchaser named in Schedule I to the Series C Stock Purchase Agreement.

     2. Section 4(b) of the Agreement is hereby amended by adding the following sentence:

          "Notwithstanding anything to the contrary contained herein, in the event that the holders of 33% or more of the then outstanding shares of Series C Preferred Stock (or Conversion Shares relating thereto) elect not to include their shares of Restricted Stock in at least one registration pursuant to this Section 4, such holders will be entitled to require the Company to effect two additional registrations pursuant to this Section 4, which registrations may be requested by a holder or holders of at least 30% of the total shares of Series C Convertible Preferred Stock of the Company then outstanding."

     3. Section 4 of the Agreement is hereby amended by replacing "50%" in the fourth line thereof with "30%."

     4. With respect to registrations on Form S-3, Section 6 of the Agreement is hereby amended by replacing "50%" in the second line thereof and replacing it with "20%."

     5.   Section 9(d) of the Agreement is hereby amended by replacing:
          "provided, however, that, in any such case, (A) no such holder will be
           --------  -------
          required to contribute any amount in excess of the public offering price of all such Restricted Stock, Warrant Shares or Founders' Stock offered by it pursuant to such registration statement;" beginning in the sixteenth line, with: "provided, however, that, in any such case,
                                     --------  -------
          (A) no such holder will be required to contribute any amount in excess of the net proceeds received by such holder for all such Restricted Stock, Warrant Shares or Founders' Stock offered by it pursuant to such registration statement;".

     6. Section 13(c) of the Agreement is hereby amended to replace the word "Maryland" with the word "Delaware." The following additional language is hereby added to such Section 13(c): "Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the State of Delaware. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if provided in accordance with Section 13(b). The parties hereby waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement."

     7. Section 13(d) of the Agreement is hereby amended by adding the following sentence:

          "Notwithstanding anything to the contrary in this Agreement, the provisions of Section 4(b) hereof shall not be amended without the consent of holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock."

     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be effective upon execution by the Company and the holders of at least two-thirds of the outstanding shares of Restricted Stock (as defined in the Agreement).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                   Very truly yours,

                                   CIDERA, INC.



                                          By: /s/ Douglas E. Humphrey
                                              ---------------------------------
                                                  Douglas E. Humphrey
                                                  President and Chief Executive
                                                  Officer

AGREED TO AND ACCEPTED as of the
date first above written.

CARLYLE VENTURE PARTNERS, L.P.

By: Its General Partner, TCG Ventures, Ltd.


By: /s/ J. Mitchell Reese
   -----------------------------
        J. Mitchell Reese
        Attorney in Fact


C/S Venture INVESTORS, L.P.

By: Its General Partner, TCG Ventures, Ltd.

By: /s/ J. Mitchell Reese
   -----------------------------
        J. Mitchell Reese
        Attorney in Fact


Carlyle U.S. Venture Partners, L.P.

By: Its General Partner, TCG Ventures, L.L.C.

By: /s/ J. Mitchell Reese
   -----------------------------
        J. Mitchell Reese
        Managing Director

                      [SIGNATURE PAGE TO AMENDMENT NO. 2
                       TO REGISTRATION RIGHTS AGREEMENT]

Carlyle Venture Coinvestment, L.L.C.

By: Its Manager, TCG Ventures, L.L.C.

By: /s/ J. Mitchell Reese
   -----------------------------
        J. Mitchell Reese
        Managing Director

/s/ Douglas E. Humphrey
-----------------------
Douglas E. Humphrey


/s/ Lisa Losito
---------------
Lisa Losito


NEW ENTERPRISE ASSOCIATES VIII,
LIMITED PARTNERSHIP

By:  NEA Partners VIII, Limited Partnership
     General Partner


      By: /s/ Peter Barris
         -----------------
         General Partner

NEA PRESIDENTS' FUND, L.P.

By:   NEA General Partners, L.P.
      General Partner


      By: /s/ Peter Barris
         -----------------
          General Partner

NEA VENTURES 1999, L.P.


      By: /s/ Peter Barris
         -----------------
          General Partner

                      [SIGNATURE PAGE TO AMENDMENT NO. 2
                       TO REGISTRATION RIGHTS AGREEMENT]

INSTITUTIONAL VENTURE PARTNERS VIII, L.P.

By:  its General Partner, Institutional Venture Management VIII, LLC


      By: /s/ R. Thomas Dyal
         -----------------------------------
          R. Thomas Dyal, Managing Director

IVM INVESTMENT FUND VIII, LLC

By:  its Manager Institutional Venture Management VIII, LLC


      By: /s/ R. Thomas Dyal
         -----------------------------------
          R. Thomas Dyal, Managing Director


IVP BROADBAND FUND, L.P.

By:  its General Partner IVP Broadband Management, LLC
By:  its Managing Director, Institutional Venture Management VIII, LLC


      By: /s/ R. Thomas Dyal
         -----------------------------------
          R. Thomas Dyal, Managing Director

INTEL CORPORATION


By: Noel Lazo
    ---------
Its: Assistant Treasurer
     -------------------

PURCHASERS NOT PREVIOUSLY PARTY TO THE
AGREEMENT


GE CAPITAL EQUITY INVESTMENTS, INC.

By:/s/ Steven D. Smith
   -------------------
Name: Steven D. Smith
      ---------------
Title: Managing Director
       -----------------

                      [SIGNATURE PAGE TO AMENDMENT NO. 2
                       TO REGISTRATION RIGHTS AGREEMENT]

INVESTOR (GUERNSEY) LTD.

By: /s/ David Jeffreys  Marc Hollander
    ----------------------------------
Name: David Jeffreys   Marc Hollander
      --------------------------------
Title:
      --------------------------------

DELL USA, L.P.
By: Dell Gen. P. Corp., its general partner

By: /s/ Alex C. Smith
    -----------------
Name: Alex C. Smith
      ---------------
Title: Vice President
       --------------

PSINET STRATEGIC INVESTMENTS, INC.

By: /s/ Harold S. Wills
    -------------------
Name: Harold S. Wills
      -----------------
Title: V.P. PSINet Strategic Investments, Inc.
       ---------------------------------------


/s/ Edward Postal
-----------------
Edward Postal


/s/ Thom F. Degnan   Diane H. Degnan
------------------------------------
Thom F. and Diane H. Degnan, JTWROS


/s/ Diane H. Degnan
-------------------
Diane H. Degnan,
         as custodian for Jamie Degnan


/s/ Diane H. Degnan
-------------------
Diane H. Degnan,
         as custodian for Todd Degnan

/s/ John Landry
-------------------------------------
John Landry

                      [SIGNATURE PAGE TO AMENDMENT NO. 2
                       TO REGISTRATION RIGHTS AGREEMENT]

/s/ John Landry, as custodian for Jillian K. Landry
---------------------------------------------------
John Landry,
         as custodian for Jillian K. Landry



/s/ Adam Landry
---------------
Adam J. Landry

MCI WORLDCOM VENTURE FUND, INC.


By: /s/ Susan Mayer
   -----------------------
Name: Susan Mayer
     ---------------------
Title: President
      --------------------

 /s/ John Sidmore
--------------------------
John Sidgmore

/s/ Arno Penzias
--------------------------
Arno Penzias

/s/ Wayne Correia
--------------------------
Wayne Correia

                      [SIGNATURE PAGE TO AMENDMENT NO. 2
                       TO REGISTRATION RIGHTS AGREEMENT]